UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

JEFFERSON BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-50347	45-0508261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Evans Avenue, Morristown, Tennessee   37814
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (423) 586-8421

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On October 28, 2010, Jefferson Bancshares, Inc. (the “Company”), the holding company for Jefferson Federal Bank, announced its financial results for the three month period ended September 30, 2010.  The press release announcing financial results for the three month period ended September 30, 2010 is included as Exhibit 99.1 and is furnished herewith.

Item 5.07            Submission of Matters to a Vote of Security Holders

The annual meeting of the Company’s shareholders was held on October 28, 2010.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Dr. Terry M. Brimer	3,217,404	149,058	1,867,729
H. Scott Reams	2,442,143	924,319	1,867,729

2.
The appointment of Craine, Thompson & Jones, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS
4,087,107	16,718	1,900

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Number               Description

99.1                      Earnings Press Release Dated October 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSON BANCSHARES, INC.

Dated: November 1, 2010	By:	/s/ Jane P. Hutton
Jane P. Hutton
Chief Financial Officer and Treasurer